Exhibit 99.1

FOR IMMEDIATE RELEASE

Saba Contact:

Peter Williams

650-581-2500

Saba Announces Second Quarter Fiscal Year 2005 Financial

Results

Second Quarter License Revenue Up 36% and

Total Revenue Up 26% Over Prior Year

Redwood Shores, Calif., December 21, 2004 – Saba (NASDAQ: SABA), a leading provider of human capital development and management (HCDM) solutions, today reported financial results for its second quarter of fiscal year 2005 ended November 30, 2004.

Second Quarter Results

•	Total revenues were $10.3 million, representing a 26% increase compared to $8.2 million in the second quarter of fiscal year 2004.

•	License revenue was $3.3 million, representing a 36% increase compared to $2.4 million in the second quarter of fiscal year 2004.

•	Maintenance and support revenue was $3.1 million, reflecting a 98% renewal rate for the quarter and a 13% increase compared to $2.8 million in the second quarter of fiscal year 2004.

•	Professional services revenue was $3.9 million, representing a 30% increase compared to $3.0 million in the second quarter of fiscal year 2004.

•	Gross margins increased to 69% in the quarter compared to 62% in the second quarter of fiscal year 2004.

•	The net loss on a GAAP basis was $0.04 per share, or a loss of $682,000, compared to a loss of $0.17 per share, or $2.3 million in the second quarter of fiscal year 2004.

•	Deferred revenues increased to $9.3 million from $8.9 million in the prior quarter.

•	Saba completed software deals for 27 customers in the quarter.

“During the first half of fiscal year 2005, Saba achieved significant year-over-year growth”, said Saba Chairman and CEO Bobby Yazdani. “We have outlined four key objectives for the second half of our fiscal year: growing profitably; expanding our field organizations and global channels; continuing to ensure our customers’ success; and releasing the most comprehensive suite of products in the human capital management market. We are excited about the release of our next generation platform and products, representing years of innovation and effort across the areas of enterprise learning management, performance management and talent management.”

New and Existing Customer Wins in the Second Quarter of Fiscal Year 2005

•	Catholic Health Initiatives (CHI), a leading not-for-profit health care organization comprised of 68 hospitals, 44 long-term care, assisted and independent living and residential facilities, and five community health services organizations throughout 19 states, selected Saba Enterprise Learning to support its strategic priorities for focusing on achieving better results across the enterprise through creating and implementing an integrated learning strategy.

•	Novartis Pharmaceuticals Corporation, a leader in pharmaceuticals and consumer health, expanded its implementation of the Saba Enterprise Learning Suite to better manage the learning and development of its sales organization in order to drive improved performance and manage increased regulatory compliance pressures.

•	Allina Hospitals & Clinics, the largest health care system in Minnesota, licensed Saba Enterprise Learning, along with Saba Collaboration, to provide a comprehensive learning solution in support of its implementation of a new automated medical record system across 11 hospitals and 65 medical clinics.

•	KMD, one of Denmark’s major information technology providers for the public sector, licensed Saba Enterprise Learning to provide education services to local government authorities in Denmark.

•	The Allianz Group, one of the world’s largest integrated financial services organizations, expanded its Saba Enterprise Learning licenses to improve the time-to-market of new products and meet the demanding regulatory compliance requirements of the financial services industry.

•	Existing Saba customers, Bank of Tokyo Mitsubishi and Pfizer GmbH, licensed Saba Analytics to better and more cohesively manage and measure the effectiveness of training and development programs across their respective organizations, and in turn help improve the return on investment and impact that these initiatives have on organizational performance.

Additional News Highlighted in the Second Quarter of Fiscal Year 2005

•	brandon-hall, a leading independent research and consulting firm for the e-learning industry, proclaimed that “Saba Enterprise Learning continues to be the system by which other LMS’s are benchmarked” in a newly issued report, the “LMS KnowledgeBase: In-depth Profiles of 50 Learning Management Systems, With Custom Comparison Across 200+ Features.”

•	The commercial release of Saba Enterprise Performance 5.1, a real-time management system designed to automate the processes associated with managing performance across the extended enterprise of employees, customers, partners and suppliers, including goal setting and tracking, performance assessments and development planning.

•	SAS Braathens, Norway’s largest airline, went live with Saba Enterprise Learning to help meet regulations on airport security imposed by the European Union.

•	RehabCare Group, Inc., a leading provider of post-acute therapy program management services in over 700 hospitals, nursing homes and other long-term care facilities throughout the United States, selected Saba Enterprise Learning to supply on-line training and testing tools for its employees.

•	The AST Group, a leading South African IT solutions company, intends to deploy Saba Enterprise Learning as its corporate learning platform.

Business Outlook:

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. Saba does not undertake to update these targets in any way or for any reason.

•	Saba anticipates total revenues for its third quarter of fiscal 2005 (February 28, 2005) to be in the range of $10.5 to $11.5 million.

•	Saba anticipates GAAP earnings per share for its third quarter of fiscal 2005 (February 28, 2005) to be in the range of a profit of $0.01 per share to a net loss of $0.04 per share.

•	Saba anticipates total revenues for fiscal 2005 to be in the range of $42 to $45 million and expects to be profitable on a GAAP basis for the second half of fiscal 2005.

Conference Call:

The company will host a conference call on its second-quarter results at 2:00 p.m. Pacific Time on Tuesday, December 21, 2004. The call will be available via webcast at http://investor.saba.com, or by dialing (612) 332-0634. A replay of the call will be available at http://investor.saba.com or by calling (320) 365-3844 and entering code 758738, after 5:30 p.m. Pacific Time on December 21, 2004 through January 4, 2005 at 11:59 p.m. Pacific Time.

About Saba

Saba (NASDAQ: SABA) is a leading provider of human capital development and management (HCDM) solutions, which increase organizational performance through the implementation of a management system for aligning, developing, and managing people. Among the Global 2000, Saba customers include Alcatel, Cisco Systems, DaimlerChrysler, EMC Corp., Kaiser Permanente, Medtronic, Procter & Gamble, Union Bank of California and VERITAS Software. Saba has received industry recognition for its solutions, and recently was named again to the leader quadrant position in the Gartner 2004 e-Learning Suite and LMS “Magic Quadrants.”

Saba is headquartered in Redwood Shores, California, with offices worldwide. For more information, please visit www.saba.com or call (877) SABA-101 or (650) 779-2791.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Saba’s business outlook, including anticipated revenue and per share earnings and losses, and Saba’s ability to grow profitably or at all, expand its field organizations and global channels, release the most comprehensive suite of products in its market or ensure customer success. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces that could cause results to differ materially include risks associated with: Saba’s dependence on growth of the markets for Saba’s products, market acceptance of Saba’s products, fluctuation in customer spending, length of Saba’s sales cycle, competition, rapid technological change, dependence on new product introductions and enhancements, and potential software defects. Readers should also refer to the section entitled “Factors That May Affect Future Operating Results” on pages 23 through 30 of Saba’s Annual Report on Form 10-K/A dated October 27, 2004 and similar disclosures in subsequent Saba periodic SEC reports. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

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Saba Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three months ended November 30,		Six months ended November 30,
	2004	2003	2004	2003
Revenues:
License	$3,318	$2,444	$5,840	$3,996
Services	7,019	5,764	13,810	12,425

Total revenues	10,337	8,208	19,650	16,421

Cost of revenues:
Cost of license	97	66	176	151
Cost of services	3,144	2,945	6,159	6,343
Amortization of acquired developed technology	—	97	2	194

Total cost of revenues	3,241	3,108	6,337	6,688

Gross profit	7,096	5,100	13,313	9,733

Operating expenses:
Research and development	2,415	2,555	4,780	5,206
Sales and marketing	4,129	3,771	8,466	8,472
General and administrative	1,184	1,043	2,316	2,315
Amortization (reversal) of deferred stock compensation and other stock charges	—	12	—	42
Amortization of purchased intangible assets	—	42	—	84
Settlement of litigation	—	—	—	1,701

Total operating expenses	7,728	7,423	15,562	17,820

Loss from operations	(632)	(2,323)	(2,249)	(8,087)
Interest expense and other, net	(10)	48	(28)	(31)

Loss before provision for income taxes	(642)	(2,275)	(2,277)	(8,118)
Provision for income taxes	(40)	(37)	(82)	(82)

Net loss	$(682)	$(2,312)	$(2,359)	$(8,200)

Basic and diluted net loss per share	$(0.04)	$(0.17)	$(0.16)	$(0.61)

Shares used in computing basic and diluted net loss per share	16,107	13,382	15,061	13,361

Saba Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	November 30, 2004	May 31, 2004
ASSETS

Current assets:
Cash, cash equivalents and short-term investments	$14,804	$16,778
Accounts receivable, net	10,507	6,648
Prepaid expenses and other current assets	1,057	1,030

Total current assets	26,368	24,456

Property and equipment, net	841	1,040
Other assets	6,117	6,245

Total assets	$33,326	$31,741

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,469	$1,625
Accrued expenses	5,705	6,708
Deferred revenue	9,178	9,265
Short-term debt	—	3,500
Current portion of debt and lease obligations	810	752

Total current liabilities	17,162	21,850

Deferred revenue	125	179
Accrued rent	2,569	2,520
Debt and lease obligations, less current portion	506	671

Total liabilities	20,362	25,220

Stockholders’ equity:
Total stockholders’ equity	12,964	6,521

Total liabilities and stockholders’ equity	$33,326	$31,741